Southern First Bancshares, Inc.

Annual Shareholder's Meeting
May 15th, 2018

Forward Looking Statements:

During the course of this presentation, management may make projections and forward-looking statements regarding events or the future financial performance of Southern First Bancshares, Inc. We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors (including a downturn in the economy, greater than expected non-interest expenses, increased competition, fluctuations in interest rates, regulatory actions, excessive loan losses and other factors) that may cause Southern First's actual results to differ materially from the anticipated results expressed or implied in these forward-looking statements. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. Investors are cautioned not to place undue reliance on these forward-looking statements and are advised to review the risk factors that may affect Southern First's operating results in documents filed by Southern First Bancshares, Inc. with the Securities and Exchange Commission, including the annual report on Form 10-K and other required filings. Southern First assumes no duty to update the forward-looking statements made in this presentation.

Corporate Profile:


NORTH CAROLINA
Greensboro
Raleigh
Asheville
Charlotte
Greenville
Atlanta
Columbia
SOUTH CAROLINA
Augusta
GEORGIA
Charleston
Savannah

Southern First markets:

- Greenville, SC: 2000
- Columbia, SC: 2007
- Charleston, SC: 2012
- Raleigh, NC: 2016
- Atlanta, GA: 2017
- Greensboro, NC: 2018

Corporate Profile:

- Overview:
  - Headquartered in Greenville, South Carolina
  - 18 year old bank
  - Offices in Greenville, Columbia, Charleston, Raleigh, Atlanta
    - Greensboro office pending

- Financial snapshot (as of March 31, 2018)

– Total assets:	$1.7 billion
– ROAA:	1.28% *
– ROAE:	13.88% *
– NPA's:	.43%
– Efficiency ratio:	56%
– TCE:	8.95%
– Total risk-based capital:	13.01%

* Annualized based on Q1 2018

2017 Highlights:

Valuation:

- The value of your SFST stock improved 14%

Tax reform:

- Net income of $13.0 million in 2017 reflect the deferred tax asset adjustment of $2.4 million in Q4 2017
- Net income would have been $15.5 million without the deferred tax asset adjustment – 19% increase over 2016 net income

Growth:

- Total deposits increased $290 million – 27% increase
- Total loans increased $223 million – 19% increase

2017 Highlights:

Stock Offering:

- Completed follow-on stock offering of $25 million priced at $32.75 per share to support growth

Infrastructure:

- Announced entry into the Atlanta, GA / Buckhead market
- Completed headquarter facility for Charleston, SC market
- Completed headquarter facility for Raleigh, NC market
- Invested in new mortgage system platform

Talent:

- New talent in Greenville, Columbia, Charleston, Raleigh, and Atlanta

2018 Strategic Objectives:

- Focus on creating a world-class client experience
- Recruit and develop superior talent and continue to invest in our unique culture
- Expand our risk management framework
- Invest in strategic infrastructure and technology
- Grow our client relationships and generate superior performance

Strategic Vision

Q1 2018 financial highlights:

- Net income increased to $5.2 million
  - $.67 per diluted share
- Return on average assets = 1.28% (1)
- Return on average equity = 13.88% (1)
- Total deposits increased 26% to $1.52 billion (2)
- Loans increased 20% to $1.46 billion (2)
- Book value increased 20% to $20.96 per share (2)
- Announced new bankers in key markets including our first bankers in the Greensboro market

(1) Annualized based on Q1 2018
(2) Compared to Q1 2017

Greensboro Team



SFST Valuation

Strong market appreciation (as of May 9th, 2018)

1 year appreciation: **SFST: 34%** Bank Index: 16%

3 year appreciation: **SFST: 165%** Bank Index: 44%



SFST
Bank Index
Price Change (%)
150
100
50
0
-50
Volume
500K
0
Jul '15
Oct '15
Jan '16
Apr '16
Jul '16
Oct '16
Jan '17
Apr '17
Jul '17
Oct '17
Jan '18
Apr '18

Southern First Bancshares

Growing Shareholder Value

- Growth – organic strength in each market
- Performance – earnings / risk management
- Model – technology / efficient structure
- Markets – attractive markets in SC, NC, & GA
- Leadership – performance driven

Southern FIRST

Southern First Bancshares, Inc.
Annual Shareholder's Meeting

Thank you for your continued support